                            SURFNET MEDIA GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

                         DATED AS OF THE EFFECTIVE DATE

                         SUNDANCE CAPITAL PARTNERS, LLC

THIS WARRANT AND THE SHARES OF COMMON STOCK COVERED HEREBY (COLLECTIVELY, THE
"SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE NEVADA REVISED STATUTES, AS
AMENDED, IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 90.530.11 THEREOF,
AND HAVE NOT BEEN REGISTERED UNDER ANY OTHER STATE SECURITIES LAW OR THE
SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT").. THE SECURITIES WILL BE
ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR
TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY
SURFNET MEDIA GROUP, INC. AS HAVING ANY INTEREST IN SUCH SECURITIES IN THE
ABSENCE OF (i) AN OPINION OF COUNSEL THAT THE TRANSACTION BY WHICH SUCH
SECURITIES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IS EXEMPT
UNDER THE FEDERAL ACT, AND APPLICABLE STATE SECURITIES LAWS; OR (ii) AN
EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE
FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS.

                            SURFNET MEDIA GROUP, INC.
                          COMMON STOCK PURCHASE WARRANT

Warrant No. 7                                           No. of Shares - 500,000

        This certifies that, for value received, Sundance Capital Partners, LLC, hereinafter referred to as the registered holder or the "Optionee," or its successors and assigns, is entitled, subject to the terms and conditions hereinafter set forth, at or before 5:00 o'clock P.M., Eastern time, on not later than five years from the Effective Date, but not thereafter, to purchase
500,000 shares of $.001 par value Common Stock (the "Common Stock") of SURFNET
MEDIA GROUP, INC., a Delaware corporation (the "Company"), subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. "Effective
Date" means the date and time of the filing of Articles of Merger of SurfNet
Media Group, Inc., an Arizona corporation, into SurfNet New Media, Inc., an
Arizona corporation, with the Arizona Corporations Commission. The purchase price payable upon the exercise of this Warrant shall be $1.00 per share, said amount being hereinafter referred to as the "Warrant Price" and being subject to adjustments upon the occurrence of the contingencies set forth in this Warrant.

        Upon delivery of this Warrant with the subscription form annexed hereto, duly executed, together with payment of the Warrant Price for the shares of
Common Stock thereby purchased, at the principal office of the Company, 2245
West University Drive, Suite 9, Tempe, Arizona 85281, or at such other address as the Company may designate by notice in writing to the registered holder hereof, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully-paid and non-assessable and free from all taxes, liens and charges with respect thereto.

        This Warrant is subject to the following terms and conditions:

1. Optional Exercise of Warrant. This Warrant may be exercised in whole at any time, or in any part from time to time, at or prior to 5:00 o'clock P.M.,
   Eastern time, on or before five years from the Effective Date, but not thereafter, as to all or any part of the number of whole shares of Common
   Stock then subject hereto. In case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. Upon any exercise of this Warrant, Optionee may, in lieu of payment of the
   Warrant Price in cash, surrender this Warrant (or any successor hereto or fraction hereof) (valued for such purpose at the Fair Market Value of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the Warrant Price then in effect) and apply all or a portion of the amount so determined to the payment of the Warrant Price for the number of shares of Common Stock being purchased.

2. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. In
   case the Company shall at any time subdivide the outstanding shares of its
   Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of its Common Stock, the
   Warrant Price in effect shall immediately prior to such combination be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

3. Notice of Adjustments. Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant
   Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. The holder of the Warrant shall have 10 days in which to review the proposed adjustment and to object to the proposed adjustment by notifying the Company in writing of such objection, setting forth in reasonable detail the reasons for such objection. If the holder fails to object to the proposed adjustment during such 10-day period the proposed adjustment shall become final. If the holder objects to the proposed adjustment then the Company and the holder shall attempt to reconcile their differences and if unable to do so such adjustment shall be determined by the Company's independent accountants whose determination shall be final.

4. Notice of Exercise of Option. This Option may be exercised by the Optionee by a written notice signed by the Optionee, and delivered or mailed to the
   Company to the attention of the President. The notice shall specify the number of shares of Stock which the Optionee elects to purchase hereunder, and be accompanied by (i) a certified or cashier's check payable to the
   Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) surrender this Warrant (or any successor hereto or fraction hereof) (valued for such purpose at the Fair Market Value of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the Warrant Price then in effect) and apply all or a portion of the amount so determined to the payment of the Warrant Price for the number of shares of Common Stock being purchased, (iii) shares of Stock owned by Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, (iv) a certified or cashier's check accompanied by the Warrant (valued for such purpose at the Fair Market
   Value of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the Warrant Price then in effect) whose
   Fair Market Value when added to the amount of the check equals the total
   Exercise Price applicable to such shares purchased hereunder; or (v) a certified or cashier's check accompanied by a certificate or certificates representing the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of an such notice and accompanying payment, the Company agrees to issue to the Optionee stock certificates for the number of shares specified in such notice registered in the name of the Optionee.

5. Registration Rights. The Optionee shall have registration rights with respect to the Warrant as set forth in the Registration Rights Agreement of even date herewith between the Optionee and the Company.

6. Charges, Taxes and Expenses. The issuance of certificates for shares of
   Common Stock upon any exercise of this Warrant shall be made without charge to the holder hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of this Warrant;
   provided, however, that in the event that certificates for shares of Common
   Stock are to be issued in a name other than the name of the holder of this
   Warrant, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the holder hereof in person or by an attorney duly authorized in writing.

7. Certain Obligations of the Company. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions to be performed or observed by the
   Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Warrant and in the taking of all other action which may be necessary in order to protect the rights of the holder of this Warrant against dilution. Without limiting the generality of the foregoing, the Company agrees that it will not establish or increase the par value of the shares of any Common Stock which are at the time issuable upon exercise of this Warrant above the then prevailing
   Warrant Price hereunder and that, before taking any action which would cause an adjustment reducing the Warrant Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon exercise hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and non-assessable shares of such Common Stock at the Warrant Price as so adjusted.

8. Miscellaneous.

        a. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full and a sufficient number of shares of Common Stock to permit the conversion of all such shares of Common Stock.

        b. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable on the exercise hereof.

        c. No holder of this Warrant, as such, shall be entitled under this
           Warrant to vote or receive dividends (except as provided in paragraph
           2 hereof) or be deemed to be a shareholder of the Company for any purpose.

        d. This Warrant may be divided into separate Warrants covering one share of the Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the
           Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

        e. Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The
           Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

        f. By acceptance of this Warrant the registered holder represents and warrants to the Company that such holder is acquiring this Warrant and will acquire any shares of Common Stock issued upon the exercise of this Warrant for the holder's own account with the intent of holding such warrant or shares for investment and without the intent of participating directly or indirectly in a distribution of the same.
           Any certificates for Common Stock issued upon the exercise of this
           Warrant shall bear a legend similar to the legend appearing on the first page of this Warrant.

        g. The term "Fair Market Value" shall mean the average Closing Sales
           Price of the Company's Common Stock as quoted on the OTC Bulletin
           Board, BBX, Amex, Nasdaq or NYSE for the five (5) trading days immediately preceding the date of notice or exercise which relates to said determination of Fair Market Value.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and its corporation seal to be affixed hereto as of this 15th day of May, 2003.

                                            SURFNET MEDIA GROUP, INC.

                                            By:/s/ Douglas Johnson
                                               Chief Executive Officer

                                   ASSIGNMENT

(To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

        FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of SURFNET MEDIA GROUP, INC., in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint
_______________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

________________________________________           By___________________________
                                                        Signature
________________________________________

________________________________________

________________________________________
Address

Dated:____________________________

In the presence of:

________________________________________

                                SUBSCRIPTION FORM

   (To be Executed by the Registered Holder to Exercise the Rights to Purchase
                    Stock evidenced by the foregoing Warrant)

TO: SURFNET MEDIA GROUP, INC.

        The undersigned hereby exercises the right to purchase _______ shares of
Common Stock covered by the attached Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the Warrant Price of such shares in full.

        The undersigned represents and warrants to you that the undersigned is acquiring such shares for the undersigned's own account with the intent of holding such shares for investment and without the intent of participating directly or indirectly in a distribution of such shares.

                                         By: _____________________________
                                                Signature

                                         _________________________________
                                         _________________________________
                                                Address

Dated: _________________.